Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2017 SECOND QUARTER

San Antonio, TX, August 3, 2017 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the second quarter ended June 30, 2017.

“With the technology-fueled transformation of our Outdoor businesses enhancing our ability to monetize digital inventory, we are focused more than ever on strengthening our innovative data analytics and automated ad-buying offerings to maximize the value of our out-of-home digital reach,” said Bob Pittman, Chairman and Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “In the quarter, we continued to expand our digital networks around the world and extend our footprint across airports, street furniture and shopping centers, among other valuable venues.”

Rich Bressler, Chief Financial Officer of Clear Channel Outdoor Holding, Inc. said: “In the second quarter, our consolidated results declined. However, adjusting for the impact of certain businesses we sold in 2016 and foreign exchange, we delivered growth in revenues at International outdoor. We remain committed to balancing financial discipline with investments to grow our businesses.”

Key Financial Highlights

The Company’s key financial highlights for the second quarter of 2017 include:

•	Consolidated revenue decreased 5.1%. Consolidated revenue increased 2.3%, after adjusting for a $15.5 million impact from movements in foreign exchange rates and the $36.1 million impact of the sale of non-strategic businesses.

•	Americas revenues decreased $1.6 million, or 0.5%. Revenues decreased $2.1 million, or 0.6%, after adjusting for a $0.5 million impact from movements in foreign exchange rates.

•	International revenues decreased $34.2 million, or 8.9%. Revenues increased $17.8 million, or 5.1%, after adjusting for a $16.0 million impact from movements in foreign exchange rates and a $36.1 million impact from the sale of our businesses in Australia and Turkey.

•	Operating income increased 162.3% to $90.4 million, primarily due to 2016 net losses on the sale of operating assets including the sale of our Turkey outdoor market.

•	OIBDAN decreased 11.5%. OIBDAN decreased 6.7%, excluding the impact from movements in foreign exchange rates and the impact of the sale of non-strategic businesses.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

•	Installed over 200 new digital displays in the second quarter in our North American and International outdoor markets for an end-of-quarter total of 1,175 across Americas outdoor’s markets and more than 12,800 across International outdoor’s markets as of June 30, 2017.

•	Enhanced Clear Channel Outdoor (CCO) RADAR’s Out-of-home advanced advertising platform with the addition of Cuebiq’s location intelligence and attribution solutions. This will enable CCO RADAR to tap into Cuebiq’s location insights and footfall attribution analysis based on aggregated and anonymized mobile location data to identify audiences exposed to their billboards.

•	Announced new five-year contracts to provide Corpus Christi International Airport and Des Moines International Airport with cutting-edge digital media programs.

•	Agreed to a new five-year partnership with Aeropuertos Dominicanos Siglo XXI, S.A. to provide an expanded digital network with marquee digital assets to four airports in the Dominican Republic.

•	Collaborated with Unibail-Rodamco for Clear Channel France to take exclusive control of Unibail-Rodamco’s new giant rotating DOOH screens suspended in three of its leading shopping malls.

•	Renewed the partnership with Klépierre Brand Ventures through 2027 to expand Clear Channel France’s operating control through its Play brand to 500 digital totems in 46 shopping centers in France.

•	Finalized a 10-year renewal with Carrefour for Clear Channel Spain covering more than 130 shopping sites across major Spanish cities, including Madrid, Barcelona, Zaragoza and Valencia and installing 285 modernized, digital screens.

•	Awarded contracts in Zurich that strengthen Clear Channel Switzerland’s position in Zurich’s out-of-home advertising market for another five years, complementing the existing Zurich transit offering.

•	Launching its first digital out of home proposition in Latvia, with a digital shopping malls network in the capital city of Riga.

GAAP Measures by Segment

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Revenue
Americas	$323,960	$325,533	(0.5)%	$603,380	$608,061	(0.8)%
International	348,359	382,553	(8.9)%	613,665	689,039	(10.9)%

Consolidated revenue	$672,319	$708,086	(5.1)%	$1,217,045	$1,297,100	(6.2)%

Direct Operating and SG&A expenses[1]
Americas	$199,862	$197,869	1.0%	$396,421	$391,210	1.3%
International	276,209	299,699	(7.8)%	523,355	575,146	(9.0)%

Consolidated Direct Operating and SG&A expenses[1]	$476,071	$497,568	(4.3)%	$919,776	$966,356	(4.8)%

Operating income
Americas	$78,739	$80,139	(1.7)%	$116,305	$123,210	(5.6)%
International	40,560	44,677	(9.2)%	28,047	37,836	(25.9)%
Corporate[2]	(36,681)	(30,945)	(18.5)%	(72,747)	(60,568)	20.1%
Other operating income, net	7,829	(59,384)		40,440	225,390

Consolidated Operating income	$90,447	$34,487	162.3%	$112,045	$325,868	(65.6)%

[1]	Direct Operating and SG&A Expenses as included throughout this earnings release refers to the sum of Direct operating expenses (excludes depreciation and amortization) and Selling, general and administrative expenses (excludes depreciation and amortization).
[2]	Includes Corporate depreciation and amortization of $1.3 million and $1.3 million for the three months ended June 30, 2017 and 2016, respectively, and $2.9 million and $2.7 million for the six months ended June 30, 2017 and 2016, respectively.

Non-GAAP Measures1 (see preceding table for comparable GAAP measures)

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Revenue excluding movements in foreign exchange
Americas	$323,465	$325,533	(0.6)%	$601,516	$608,061	(1.1)%
International	364,305	382,553	(4.8)%	643,799	689,039	(6.6)%

Consolidated revenue excluding movements in foreign exchange	$687,770	$708,086	(2.9)%	$1,245,315	$1,297,100	(4.0)%

Direct Operating and SG&A expenses[1] excluding movements in foreign exchange
Americas	$199,541	$197,869	0.8%	$394,702	$391,210	0.9%
International	288,896	299,699	(3.6)%	549,148	575,146	(4.5)%

Consolidated Direct Operating and SG&A expenses excluding movements in foreign exchange	$488,437	$497,568	(1.8)%	$943,850	$966,356	(2.3)%

OIBDAN
Americas	$124,098	$127,664	(2.8)%	$206,959	$216,851	(4.6)%
International	72,150	82,854	(12.9)%	90,310	113,893	(20.7)%
Corporate	(33,440)	(26,594)	25.7%	(65,621)	(52,448)	25.1%

Consolidated OIBDAN	$162,808	$183,924	(11.5)%	$231,648	$278,296	(16.8)%

OIBDAN excluding movements in foreign exchange
Americas	$123,924	$127,664	(2.9)%	$206,814	$216,851	(4.6)%
International	75,409	82,854	(9.0)%	94,651	113,893	(16.9)%
Corporate	(34,270)	(26,594)	28.9%	(67,537)	(52,448)	28.8%

Consolidated OIBDAN excluding movements in foreign exchange	$165,063	$183,924	(10.3)%	$233,928	$278,296	(15.9)%

Revenue excluding effects of foreign exchange and revenue from markets and businesses sold

Americas	$323,465	$325,533	(0.6)%	$601,516	$605,591	(0.7)%
International	$364,305	$346,499	5.1%	$643,799	$617,644	4.2%
Consolidated revenue, excluding effects of foreign exchange and revenue from markets and businesses sold	$687,770	$672,032	2.3%	$1,245,315	$1,223,235	1.8%
OIBDAN excluding effects of foreign exchange and revenue from markets and businesses sold
Americas	$123,924	$127,664	(2.9)%	$206,814	$216,151	(4.3)%
International	$75,409	$75,876	(0.6)%	$94,651	$100,715	(6.0)%
Consolidated OIBDAN, excluding effects of foreign exchange and revenue from markets and businesses sold	$165,063	$176,946	(6.7)%	$233,928	$264,418	(11.5)%

Certain prior period amounts have been reclassified to conform to the 2017 presentation of financial information throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment, to consolidated and segment operating income (loss); (ii) revenues, excluding effects of foreign exchange rates, to revenues; (iii) direct operating and SG&A expenses, excluding effects of foreign exchange rates, to direct operating and SG&A expenses; (iv) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to corporate expenses; (v) Consolidated and segment revenues, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment revenues; (vi) Consolidated and segment direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment direct operating and SG&A expenses; and (vii) Consolidated and segment OIBDAN, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment operating income. See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

Second Quarter 2017 Results

Consolidated

Consolidated revenue decreased $35.8 million, or 5.1%, during the second quarter of 2017 as compared to the second quarter of 2016. Consolidated revenue increased $15.7 million, or 2.3%, after adjusting for a $15.5 million impact from movements in foreign exchange rates and the $36.1 million impact from the sale of non-strategic businesses.

Consolidated direct operating and SG&A expenses decreased $21.5 million, or 4.3%, during the second quarter of 2017 as compared to the second quarter of 2016. Consolidated direct operating and SG&A expenses increased $19.9 million, or 4.3%, in the second quarter, after adjusting for a $12.4 million impact from movements in foreign exchange rates and the $29.1 million impact from the sale of non-strategic businesses.

Consolidated operating income increased 162.3% to $90.4 million, during the second quarter of 2017 as compared to the second quarter of 2016, primarily due to 2016 net losses on the sale of operating assets including the sale of our Turkey outdoor market.

The Company’s OIBDAN decreased 11.5% to $162.8 million, during the second quarter of 2017 as compared to the second quarter of 2016. The Company’s OIBDAN decreased 6.7% in the second quarter 2017 compared to the same period of 2016, after adjusting for movements in foreign exchange rates and the impact from the sale of non-strategic businesses.

Included in the 2017 second quarter operating income and OIBDAN were $1.4 million of direct operating and SG&A expenses associated with the Company’s strategic revenue and efficiency initiatives, an increase of $0.1 million compared to such expenses in the prior year.

Americas

Americas outdoor revenues decreased $1.6 million, or 0.5%, during the second quarter of 2017 as compared to the second quarter of 2016. Revenues decreased $2.1 million, or 0.6%, after adjusting for a $0.5 million impact from movements in foreign exchange rates. The decrease in revenue is primarily due to a $2.9 million decrease in revenue resulting from the exchange of outdoor markets and a decrease in print display revenues. This was partially offset by increased revenue from digital billboards, as well as higher revenue from new print wall displays.

Direct operating and SG&A expenses increased $2.0 million, or 1.0%, during the second quarter of 2017 as compared to the second quarter of 2016. Direct operating and SG&A expenses increased $1.7 million, or 0.8%, after adjusting for a $0.3 million impact from movements in foreign exchange rates. Direct operating and SG&A expenses increased primarily from the impact of a $2.9 million early termination lease payment received in 2016 and higher fixed site lease expenses, partially offset by lower marketing, bad debt and bonus expenses.

Operating income decreased 1.7% to $78.7 million during the second quarter of 2017 as compared to the second quarter of 2016. OIBDAN decreased $3.6 million, or 2.8%. OIBDAN decreased $3.7 million, or 2.9%, during the second quarter of 2017, after adjusting for a $0.2 million impact from movements in foreign exchange rates. Operating income and OIBDAN in the second quarter of 2017 each included $0.3 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $0.6 million in the 2016 period.

International

International outdoor revenues decreased $34.2 million, or 8.9%, during the second quarter of 2017 as compared to the second quarter of 2016. Revenues increased $17.8 million, or 5.1%, after adjusting for a $16.0 million impact from movements in foreign exchange rates and the $36.1 million impact from the sale of our businesses in Australia and Turkey. The increase is primarily due to growth across several markets including Spain, Switzerland, the United Kingdom and China, primarily from new contracts and digital expansion.

Direct operating and SG&A expenses decreased $23.5 million, or 7.8%, during the second quarter of 2017 as compared to the second quarter of 2016. Direct operating and SG&A expenses increased $18.3 million, or 6.8%, after adjusting for a $12.7 million impact from movements in foreign exchange rates and the $29.1 million impact from the sale of our businesses in Australia and Turkey. Direct operating and SG&A expenses increased primarily due to higher site lease expense in countries experiencing revenue growth.

Operating income decreased 9.2% to $40.6 million during the second quarter of 2017 as compared to the second quarter of 2016. OIBDAN decreased $10.7 million, or 12.9%. OIBDAN decreased $0.5 million, or 0.6%, during the second quarter of 2017, after adjusting for a $3.3 million impact from movements in foreign exchange rates and the $7.0 million impact from the sale of our businesses in Australia and Turkey in 2016. Operating income and OIBDAN in the second quarter of 2017 each include $1.1 million in expenses related to investments in strategic revenue and efficiency initiatives compared to $0.6 million in the 2016 period.

Clear Channel International B.V. (“CCIBV”)

CCIBV’s consolidated revenues decreased $36.3 million to $278.8 million in the second quarter of 2017 compared to the same period in 2016. This decrease includes a $12.4 million impact from movements in foreign exchange rates. Excluding the impact from movements in foreign exchange rates and a $36.1 million decrease resulting from the sale of our Australia and Turkey businesses in 2016, CCIBV revenues increased $12.2 million during the second quarter of 2017 as compared to the same period in 2016.

CCIBV’s operating income was $17.1 million in the second quarter of 2017 compared to operating loss of $39.1 million in the same period in 2016.

Liquidity and Financial Position

As of June 30, 2017, we had $163.1 million of cash on our balance sheet, including $139.1 million of cash held outside the U.S. by our subsidiaries. For the six months ended June 30, 2017, cash used for operating activities was $20.2 million, cash used for investing activities was $41.0 million, cash used for financing activities was $324.0 million, and there was $6.2 million impact from movements in foreign exchange rates on cash. The net decrease in cash from December 31, 2016 was $378.9 million.

Capital expenditures for the six months ended June 30, 2017 were $103.1 million compared to $97.1 million for the same period in 2016.

On February 23, 2017, we paid a special dividend of $282.5 million to our stockholders using a portion of the proceeds from the sales of certain non-strategic U.S. markets and of our Australia business.

Conference Call

The Company, along with its parent company, iHeartMedia, Inc., will host a conference call to discuss results on August 3, 2017 at 8:30 a.m. Eastern Time. The conference call number is (800) 288-8968 (U.S. callers) and (612) 332-0530 (International callers) and the passcode for both is 425807. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 425807. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$672,319	$708,086	$1,217,045	1,297,100
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	350,173	362,001	678,104	703,988
Selling, general and administrative expenses (excludes depreciation and amortization)	125,898	135,567	241,672	262,368
Corporate expenses (excludes depreciation and amortization)	35,340	29,673	69,880	57,897
Depreciation and amortization	78,290	86,974	155,784	172,369
Other operating income (expense), net	7,829	(59,384)	40,440	225,390

Operating income	90,447	34,487	112,045	325,868
Interest expense	94,630	94,650	187,263	188,523
Interest income on Due from iHeartCommunications	15,383	11,291	30,190	24,004
Equity in earnings (loss) of nonconsolidated affiliates	271	(232)	(201)	(647)
Other income (expense), net	8,773	(33,871)	12,640	(39,674)

Income (loss) before income taxes	20,244	(82,975)	(32,589)	121,028
Income tax benefit (expense)	(18,390)	21,719	3,447	(41,198)

Consolidated net income (loss)	1,854	(61,256)	(29,142)	79,830
Less: Amount attributable to noncontrolling interest	6,631	7,857	4,636	8,833

Net income (loss) attributable to the Company	$(4,777)	$(69,113)	$(33,778)	$70,997

For the three months ended June 30, 2017, foreign exchange rate movements decreased the Company’s revenues by $15.5 million and decreased direct operating expenses by $9.3 million, SG&A expenses by $3.0 million and Corporate expenses by $0.8 million. For the six months ended June 30, 2017, foreign exchange rate movements decreased the Company’s revenues by $28.3 million and decreased direct operating expenses by $18.5 million, SG&A expenses by $5.6 million and Corporate expenses by $1.9 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for June 30, 2017 and December 31, 2016:

(In millions)	June 30, 2017	December 31, 2016
Cash and cash equivalents	$163.1	$542.0
Total current assets	964.2	1,341.4
Net property, plant and equipment	1,410.3	1,412.8
Due from iHeartCommunications	928.8	885.7
Total assets	5,416.6	5,718.8
Current liabilities (excluding current portion of long-term debt)	626.8	634.7
Long-term debt (including current portion of long-term debt)	5,119.1	5,117.0
Shareholders’ deficit	(1,216.5)	(930.9)

TABLE 3 - Total Debt

At June 30, 2017 and December 31, 2016, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	June 30, 2017	December 31, 2016
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.8	$735.8
6.5% Series B Senior Notes Due 2022	1,989.2	1,989.2
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Clear Channel International B.V. Senior Notes due 2020	225.0	225.0
Other debt	11.5	14.8
Original issue discount	(6.2)	(6.7)
Long-term debt fees	(36.2)	(41.1)

Total debt	5,119.1	5,117.0
Cash	163.1	542.0

Net Debt	$4,956.0	$4,575.0

The current portion of long-term debt was $9.5 million and $7.0 million as of June 30, 2017 and December 31, 2016, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and six months ended June 30, 2017 and 2016. The Company defines OIBDAN as consolidated operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as the following line items presented in its Statement of Operations: Depreciation and amortization; Impairment charges; and Other operating income (expense), net.

The Company uses OIBDAN, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

The other non-GAAP financial measures presented in the tables below are: (i) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates; (ii) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from markets and businesses sold and (iii) corporate expenses, excluding non-cash compensation expenses and the effects of foreign exchange rates.

The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. A significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, and management reviews the results from its foreign operations on a constant dollar basis. Revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the prior period.

In the first quarter of 2016, the Company sold nine non-strategic Americas markets. The Company sold its businesses in Australia and Turkey in the second and fourth quarters of 2016, respectively. In the first quarter of 2017, the Company sold its Indianapolis market. The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from markets and businesses sold, for the consolidated Company and the Company’s segments, in order to facilitate investors’ understanding of operational trends without the impact of fluctuations in foreign currency rates and without the results from the markets and businesses that were sold, as these results will not be included in the Company’s results in current and future periods.

Corporate expenses excluding the effects of non-cash compensation expenses is presented as OIBDAN excludes non-cash compensation expenses.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment, to consolidated and segment operating income (loss); (ii) revenues, excluding effects of foreign exchange rates, to revenues; (iii) direct operating and SG&A expenses, excluding effects of foreign exchange rates, to direct operating and SG&A expenses; (iv) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to corporate expenses; (v) Consolidated and segment revenues, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment revenues; (vi) Consolidated and segment direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment direct operating and SG&A expenses; and (vii) Consolidated and segment OIBDAN, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and segment operating income.

Reconciliation of OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment to, Consolidated and Segment Operating Income (Loss)

(In thousands)	OIBDAN excluding effects of foreign exchange	Foreign exchange effects	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Other operating (income) expense, net	Operating income (loss)
Three Months Ended June 30, 2017
Americas	$123,924	$174	$124,098	$—	$45,359	$—	$78,739
International	75,409	(3,259)	72,150	—	31,590	—	40,560
Corporate	(34,270)	830	(33,440)	1,900	1,341	—	(36,681)
Other operating income, net	—	—	—	—	—	(7,829)	7,829

Consolidated	$165,063	$(2,255)	$162,808	$1,900	$78,290	$(7,829)	$90,447

Three Months Ended June 30, 2016
Americas	$127,664	$—	$127,664	$—	$47,525	$—	$80,139
International	82,854	—	82,854	—	38,177	—	44,677
Corporate	(26,594)	—	(26,594)	3,079	1,272	—	(30,945)
Other operating expense, net	—	—	—	—	—	59,384	(59,384)

Consolidated	$183,924	$—	$183,924	$3,079	$86,974	$59,384	$34,487

(In thousands)	OIBDAN excluding effects of foreign exchange	Foreign exchange effects	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Other operating (income) expense, net	Operating income (loss)
Six Months Ended June 30, 2017
Americas	$206,814	$145	$206,959	$—	$90,654	$—	$116,305
International	94,651	(4,341)	90,310	—	62,263	—	28,047
Corporate	(67,537)	1,916	(65,621)	4,259	2,867	—	(72,747)
Impairment charges	—	—	—	—	—	—	—
Other operating income, net	—	—	—	—	—	(40,440)	40,440

Consolidated	$233,928	$(2,280)	$231,648	$4,259	$155,784	$(40,440)	$112,045

Six Months Ended June 30, 2016
Americas	$216,851	$—	$216,851	$—	$93,641	$—	$123,210
International	113,893	—	113,893	—	76,057	—	37,836
Corporate	(52,448)	—	(52,448)	5,449	2,671	—	(60,568)
Impairment charges	—	—	—	—	—	—	—
Other operating income, net	—	—	—	—	—	(225,390)	225,390

Consolidated	$278,296	$—	$278,296	$5,449	$172,369	$(225,390)	$325,868

Reconciliation of Revenues, excluding effects of foreign exchange rates, to Revenues

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Consolidated revenue	$672,319	$708,086	(5.1)%	$1,217,045	1,297,100	(6.2)%
Excluding: Foreign exchange decrease	15,451	—		28,270	—

Consolidated revenue excluding effects of foreign exchange	$687,770	$708,086	(2.9)%	$1,245,315	$1,297,100	(4.0)%

Americas revenue	$323,960	$325,533	(0.5)%	$603,380	$608,061	(0.8)%
Excluding: Foreign exchange increase	(495)	—		(1,864)	—

Americas revenue excluding effects of foreign exchange	$323,465	$325,533	(0.6)%	$601,516	$608,061	(1.1)%

International revenue	$348,359	$382,553	(8.9)%	$613,665	$689,039	(10.9)%
Excluding: Foreign exchange decrease	15,946	—		30,134	—

International revenue excluding effects of foreign exchange	$364,305	$382,553	(4.8)%	$643,799	$689,039	(6.6)%

Reconciliation of Direct operating and SG&A expenses, excluding effects of foreign exchange rates, to Direct operating and SG&A expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Consolidated direct operating and SG&A expenses	$476,071	$497,568	(4.3)%	$919,776	$966,356	(4.8)%
Excluding: Foreign exchange decrease	12,366	—		24,074	—

Consolidated direct operating and SG&A expenses excluding effects of foreign exchange	$488,437	$497,568	(1.8)%	$943,850	$966,356	(2.3)%

Americas direct operating and SG&A expenses	$199,862	$197,869	1.0%	$396,421	$391,210	1.3%
Excluding: Foreign exchange increase	(321)	—		(1,719)	—

Americas direct operating and SG&A expenses excluding effects of foreign exchange	$199,541	$197,869	0.8%	$394,702	$391,210	0.9%

International direct operating and SG&A expenses	$276,209	$299,699	(7.8)%	$523,355	$575,146	(9.0)%
Excluding: Foreign exchange decrease	12,687	—		25,793	—

International direct operating and SG&A expenses excluding effects of foreign exchange	$288,896	$299,699	(3.6)%	$549,148	$575,146	(4.5)%

Reconciliation of Corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to Corporate Expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Corporate Expense	$35,340	$29,673	19.1%	$69,880	$57,897	20.7%
Excluding: Non-cash compensation expense	(1,900)	(3,079)		(4,259)	(5,449)

Corporate Expense excluding non-cash compensation expense	$33,440	$26,594	25.7%	$65,621	$52,448	25.1%
Excluding: Foreign exchange decrease	$830	$—		$1,916	$—

Corporate Expense excluding non-cash compensation expense and effects of foreign exchange	$34,270	$26,594	28.9%	$67,537	$52,448	28.8%

Reconciliation of Consolidated and Segment Revenues, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and Segment Revenues

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Consolidated revenue	$672,319	$708,086	(5.1)%	$1,217,045	$1,297,100	(6.2)%
Excluding: Revenue from markets and businesses sold	—	(36,054)		—	(73,865)
Excluding: Foreign exchange decrease	15,451	—		28,270	—

Consolidated revenue, excluding effects of foreign exchange and revenue from markets and businesses sold	$687,770	$672,032	2.3%	$1,245,315	$1,223,235	1.8%

Americas revenue	$323,960	$325,533	(0.5)%	$603,380	$608,061	(0.8)%
Excluding: Revenue from non-strategic markets sold	—	—		—	(2,470)
Excluding: Foreign exchange increase	(495)	—		(1,864)	—

Americas revenue, excluding effects of foreign exchange and revenue from non-strategic markets sold	$323,465	$325,533	(0.6)%	$601,516	$605,591	(0.7)%

International revenue	$348,359	$382,553	(8.9)%	$613,665	$689,039	(10.9)%
Excluding: Revenue from businesses sold	—	(36,054)		—	(71,395)
Excluding: Foreign exchange decrease	15,946	—		30,134	—

International revenue, excluding effects of foreign exchange and revenue from businesses sold	$364,305	$346,499	5.1%	$643,799	$617,644	4.2%

Reconciliation of Consolidated and Segment Direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from markets and businesses sold, to Consolidated and Segment Direct operating and SG&A expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Consolidated direct operating and SG&A expenses	$476,071	$497,568	(4.3)%	$919,776	$966,356	(4.8)%
Excluding: Operating expenses from markets and businesses sold	—	(29,076)		—	(59,987)
Excluding: Foreign exchange decrease	12,366	—		24,074	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from markets and businesses sold	$488,437	$468,492	4.3%	$943,850	$906,369	4.1%

Americas direct operating and SG&A expenses	$199,862	$197,869	1.0%	$396,421	$391,210	1.3%
Excluding: Operating expenses from non-strategic markets sold	—	—		—	(1,770)
Excluding: Foreign exchange increase	(321)	—		(1,719)	—

Americas direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from non-strategic markets sold	$199,541	$197,869	0.8%	$394,702	$389,440	1.4%

International direct operating and SG&A expenses	$276,209	$299,699	(7.8)%	$523,355	$575,146	(9.0)%
Excluding: Operating expenses from businesses sold	—	(29,076)		—	(58,217)
Excluding: Foreign exchange decrease	12,687	—		25,793	—

International direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from businesses sold	$288,896	$270,623	6.8%	$549,148	$516,929	6.2%

Reconciliation of Consolidated and Segment OIBDAN, excluding effects of foreign exchange rates and results from markets and businesses sold to, Consolidated and Segment Operating income

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2017	2016		2017	2016
Consolidated operating income	$90,447	$34,487	162.3%	$112,045	$325,868	(65.6)%
Excluding: Revenue, direct operating and SG&A expenses from markets and businesses sold	—	(6,978)		—	(13,878)
Excluding: Foreign exchange decrease	2,255	—		2,280	—
Excluding: Non-cash compensation expense	1,900	3,079		4,259	5,449
Excluding: Depreciation and amortization	78,290	86,974		155,784	172,369
Excluding: Other operating (income) expense, net	(7,829)	59,384		(40,440)	(225,390)

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from markets and businesses sold	$165,063	$176,946	(6.7)%	$233,928	$264,418	(11.5)%

Americas Outdoor operating income	$78,739	$80,139	(1.7)%	$116,305	$123,210	(5.6)%
Excluding: Revenue, direct operating and SG&A expenses from non-strategic markets sold	—	—		—	(700)
Excluding: Foreign exchange increase	(174)	—		(145)	—
Excluding: Depreciation and amortization	45,359	47,525		90,654	93,641

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from non-strategic markets sold	$123,924	$127,664	(2.9)%	$206,814	$216,151	(4.3)%

International Outdoor operating income	$40,560	$44,677	(9.2)%	$28,047	$37,836	(25.9)%
Excluding: Revenue, direct operating and SG&A expenses of businesses sold	—	(6,978)		—	(13,178)
Excluding: Foreign exchange decrease	3,259	—		4,341	—
Excluding: Depreciation and amortization	31,590	38,177		62,263	76,057

International Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from businesses sold	$75,409	$75,876	(0.6)%	$94,651	$100,715	(6.0)%

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc., (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with over 585,000 displays in 34 countries across five continents, including 43 of the 50 largest markets in the United States. Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers more than 1,100 digital billboards across 27 markets in the United States. Clear Channel Outdoor Holdings’ International segment operates in 18 countries across Asia and Europe in a wide variety of formats. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiary Clear Channel International B.V. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives and our expectations about certain markets, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: weak or uncertain global economic conditions; changes in general economic and political conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; risks that the anticipated cost savings from the Company’s strategic revenue and efficiency initiatives may not persist; the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations or liquidity-generating transactions to make payments on its indebtedness; the Company’s relationship with iHeartCommunications, including its ability to elect all of the members of the Company’s Board of Directors and its ability, as controlling stockholder, to determine the outcome of matters submitted to the stockholders and certain additional matters governed by intercompany agreements between the Company and iHeartCommunications; and the impact of these and additional factors on iHeartCommunications, which has a significant need for capital. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.